                                                      COMMISSION FILE NO. 1-8606

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 11-K

                                   (MARK ONE)
                  [X] ANNUAL REPORT PURSUANT TO SECTION 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                  FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995

                                       OR

                [_] TRANSITION REPORT PURSUANT TO SECTION 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                   FOR THE TRANSITION PERIOD FROM     TO

                         COMMISSION FILE NUMBER 1-8606

                           BELL ATLANTIC SAVINGS PLAN
                             FOR SALARIED EMPLOYEES
 (FULL TITLE OF THE PLAN AND THE ADDRESS OF THE PLAN, IF DIFFERENT FROM THAT OF
                            THE ISSUER NAMED BELOW)

                           BELL ATLANTIC CORPORATION
                                1717 ARCH STREET
                        PHILADELPHIA, PENNSYLVANIA 19103
 (NAME OF ISSUER OF THE SECURITIES HELD PURSUANT TO THE PLAN AND THE ADDRESS OF
                        ITS PRINCIPAL EXECUTIVE OFFICE)


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

BELL ATLANTIC
SAVINGS PLAN FOR
SALARIED EMPLOYEES







FINANCIAL STATEMENTS
DECEMBER 31, 1995 AND 1994

               BELL ATLANTIC SAVINGS PLAN FOR SALARIED EMPLOYEES

                   INDEX TO FINANCIAL STATEMENTS AND EXHIBITS

FINANCIAL STATEMENTS:                                               PAGE(S)
- ---------------------                                               -------
Report of Independent Accountants...............................         2
Financial Statements:
  Statements of Net Assets Available for Plan Benefits at Decem-
   ber 31, 1995 and 1994........................................       3-4
  Statements of Changes in Net Assets Available for Plan Bene-
   fits for the years ended December 31, 1995 and 1994..........       5-6
  Notes to Financial Statements.................................      7-12
Signature.......................................................        13
Bell Atlantic Master Savings Trust Schedule of Investments--De-
 cember 31, 1995................................................     S1-S4
EXHIBIT:                                                         EXHIBIT NUMBER
- --------                                                         --------------
Consent of Independent Accountants..............................        24

                       REPORT OF INDEPENDENT ACCOUNTANTS

Vice President--Treasurer
Bell Atlantic Corporation:

  We have audited the accompanying statements of net assets available for plan benefits of the Bell Atlantic Savings Plan for Salaried Employees (the "Plan") as of December 31, 1995 and 1994, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements and the accompanying schedule are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and the accompanying schedule based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 1995 and 1994, and the changes in net assets available for plan benefits for the years then ended, in conformity with generally accepted accounting principles.

  Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying schedule of investments as of December 31, 1995 on pages S1 to S4 is presented for the purpose of complying with the Securities and Exchange Commission's rules and is not a required part of the basic financial statements. The fund information in the statements of net assets available for plan benefits and the statements of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The schedule of investments and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


Coopers & Lybrand L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
April 19, 1996

               BELL ATLANTIC SAVINGS PLAN FOR SALARIED EMPLOYEES

              STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                               DECEMBER 31, 1995

                            (DOLLARS IN THOUSANDS)

                                                 PARTICIPANT DIRECTED                            NON-PARTICIPANT DIRECTED
                      -------------------------------------------------------------------------- -------------------------
                                                           U.S.
                                                           BOND     U.S.   INTERNATIONAL                          ESOP
                      BELL ATLANTIC  GOVERNMENT  INTEREST MARKET   EQUITY     EQUITY             BELL ATLANTIC UNALLOCATED
                         SHARES     MONEY MARKET  INCOME   INDEX   INDEX       INDEX      LOAN      SHARES       SHARES
                          FUND          FUND       FUND    FUND     FUND       FUND       FUND       FUND         FUND
      ASSETS:         ------------- ------------ -------- ------- -------- ------------- ------- ------------- -----------
Allocated share of
Master Trust net
investments
(Note 4)............    $848,769      $90,520    $575,118 $43,659 $330,082    $62,291    $45,179   $312,522     $361,505
Allocations and
contributions
receivable..........       1,133            1          11      17      159         11        --       4,340          --
Fund, plan and other
transfers
receivable--net.....         --           --          --      655    1,484        --         --         --           --
Prepaid expenses....         --           --          --      --       --         --         --         --           634
                        --------      -------    -------- ------- --------    -------    -------   --------     --------
    Total Assets....     849,902       90,521     575,129  44,331  331,725     62,302     45,179    316,862      362,139
                        --------      -------    -------- ------- --------    -------    -------   --------     --------
    LIABILITIES:
Notes payable (Note
5)..................         --           --          --      --       --         --         --         --       306,080
Accrued interest....         --           --          --      --       --         --         --         --        12,503
Fund, plan and other
transfers payable--
net.................       1,831          286         250     --       --          72        262        677          --
Administrative
expenses payable....         224           85         453      52      237         25        --          83           52
                        --------      -------    -------- ------- --------    -------    -------   --------     --------
    Total Liabili-
    ties............       2,055          371         703      52      237         97        262        760      318,635
                        --------      -------    -------- ------- --------    -------    -------   --------     --------
Net assets available
for Plan benefits
(Note 3)............    $847,847      $90,150    $574,426 $44,279 $331,488    $62,205    $44,917    316,102     $ 43,504
                        ========      =======    ======== ======= ========    =======    =======   ========     ========
                        TOTAL
      ASSETS:         ----------
Allocated share of
Master Trust net
investments
(Note 4)............  $2,669,645
Allocations and
contributions
receivable..........       5,672
Fund, plan and other
transfers
receivable--net.....       2,139
Prepaid expenses....         634
                      ----------
    Total Assets....   2,678,090
                      ----------
    LIABILITIES:
Notes payable (Note
5)..................     306,080
Accrued interest....      12,503
Fund, plan and other
transfers payable--
net.................       3,378
Administrative
expenses payable....       1,211
                      ----------
    Total Liabili-
    ties............     323,172
                      ----------
Net assets available
for Plan benefits
(Note 3)............  $2,354,918
                      ==========

                      See notes to financial statements.

               BELL ATLANTIC SAVINGS PLAN FOR SALARIED EMPLOYEES

              STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                              DECEMBER 31, 1994*

                            (DOLLARS IN THOUSANDS)

                                                                                                      NON-PARTICIPANT
                                                  PARTICIPANT DIRECTED                                    DIRECTED
                      ----------------------------------------------------------------------------- --------------------
                                                           U.S.
                                                           BOND               INTERNATIONAL           BELL      ESOP
                      BELL ATLANTIC  GOVERNMENT  INTEREST MARKET  U.S. EQUITY    EQUITY             ATLANTIC UNALLOCATED
                         SHARES     MONEY MARKET  INCOME   INDEX     INDEX        INDEX      LOAN    SHARES    SHARES
                          FUND          FUND       FUND    FUND      FUND         FUND       FUND     FUND      FUND
      ASSETS:         ------------- ------------ -------- ------- ----------- ------------- ------- -------- -----------
Allocated share of
Master Trust net
investments (Note
4)..................    $653,041      $89,543    $542,520 $33,279  $224,127      $55,484    $47,118 $218,636  $319,580
Allocations and
contributions
receivable..........         443           92         500      52       294          194        --     1,771       --
Fund, plan and other
transfers
receivable--net.....       3,437          --        2,189     --        160          638        252      --        --
Prepaid expenses....         --           --          --      --        --           --         --       --        792
                        --------      -------    -------- -------  --------      -------    ------- --------  --------
    Total Assets....     656,921       89,635     545,209  33,331   224,581       56,316     47,370  220,407   320,372
                        --------      -------    -------- -------  --------      -------    ------- --------  --------
    LIABILITIES:
Notes payable (Note
5)..................         --           --          --      --        --           --         --       --    351,248
Interest payable....         --           --          --      --        --           --         --       --     14,348
Fund, plan and other
transfers
payable--net........         --         1,499         --    1,068       --           --         --       --        --
Administrative
expenses payable....         329          118         575      57       242           28        --       102        40
                        --------      -------    -------- -------  --------      -------    ------- --------  --------
    Total Liabili-
    ties............         329        1,617         575   1,125       242           28        --       102   365,636
                        --------      -------    -------- -------  --------      -------    ------- --------  --------
Net assets available
(deficit) for Plan
benefits (Note 3)...    $656,592      $88,018    $544,634 $32,206  $224,339      $56,288    $47,370 $220,305  $(45,264)
                        ========      =======    ======== =======  ========      =======    ======= ========  ========
                        TOTAL
      ASSETS:         ----------
Allocated share of
Master Trust net
investments (Note
4)..................  $2,183,328
Allocations and
contributions
receivable..........       3,346
Fund, plan and other
transfers
receivable--net.....       6,676
Prepaid expenses....         792
                      ----------
    Total Assets....   2,194,142
                      ----------
    LIABILITIES:
Notes payable (Note
5)..................     351,248
Interest payable....      14,348
Fund, plan and other
transfers
payable--net........       2,567
Administrative
expenses payable....       1,491
                      ----------
    Total Liabili-
    ties............     369,654
                      ----------
Net assets available
(deficit) for Plan
benefits (Note 3)...  $1,824,488
                      ==========

* Certain amounts have been reclassified for comparative purposes.

                      See notes to financial statements.

               BELL ATLANTIC SAVINGS PLAN FOR SALARIED EMPLOYEES

        STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                     FOR THE YEAR ENDED DECEMBER 31, 1995

                            (DOLLARS IN THOUSANDS)

                                                    PARTICIPANT DIRECTED                               NON-PARTICIPANT DIRECTED
                       ------------------------------------------------------------------------------  -------------------------
                                                           U.S. BOND            INTERNATIONAL                           ESOP
                       BELL ATLANTIC  GOVERNMENT  INTEREST  MARKET      U.S.       EQUITY              BELL ATLANTIC UNALLOCATED
                          SHARES     MONEY MARKET  INCOME    INDEX     EQUITY       INDEX      LOAN       SHARES       SHARES
                           FUND          FUND       FUND     FUND    INDEX FUND     FUND       FUND        FUND         FUND
                       ------------- ------------ -------- --------- ---------- ------------- -------  ------------- -----------
 Net assets
 available (deficit)
 for Plan benefits,
 December 31, 1994..     $656,592      $88,018    $544,634  $32,206   $224,339     $56,288    $47,370    $220,305     $(45,264)
                         --------      -------    --------  -------   --------     -------    -------    --------     --------
 Employee contribu-
 tions..............       30,232        4,257      23,841    2,930     17,606       7,003        --          --           --
 Employing company
 contributions and
 allocations........        1,631          --          --       --         --          --         --        2,277       45,822
 Transfer of ESOP
 Shares and
 participants'
 balances--net......      (44,378)         766      18,851    6,310     30,517      (3,789)    (2,076)     32,069      (33,199)
                         --------      -------    --------  -------   --------     -------    -------    --------     --------
    Total alloca-
    tions, contribu-
    tions and trans-
    fers............      (12,515)       5,023      42,692    9,240     48,123       3,214     (2,076)     34,346       12,623
 Allocated share of
 Master Trust net
 investment activi-
 ties (Note 4)......      253,126        5,346      34,804    6,214     83,671       8,973      3,175     102,911      102,382
                         --------      -------    --------  -------   --------     -------    -------    --------     --------
    Net additions...      240,611       10,369      77,496   15,454    131,794      12,187      1,099     137,257      115,005
                         --------      -------    --------  -------   --------     -------    -------    --------     --------
 Less: Distributions
 to participants....       48,744        8,120      47,121    3,337     24,360       6,206      3,552      41,255          --
    Interest ex-
    pense...........          --           --          --       --         --          --         --          --        25,983
    Amortization of
    capitalized ESOP
    expenses........          --           --          --       --         --          --         --          --           158
    Administrative
    expenses........          612          117         583       44        285          64        --          205           96
                         --------      -------    --------  -------   --------     -------    -------    --------     --------
    Total deduc-
    tions...........       49,356        8,237      47,704    3,381     24,645       6,270      3,552      41,460       26,237
                         --------      -------    --------  -------   --------     -------    -------    --------     --------
 Net assets
 available for Plan
 benefits, December
 31, 1995 (Note 3)..     $847,847      $90,150    $574,426  $44,279   $331,488     $62,205    $44,917    $316,102      $43,504
                         ========      =======    ========  =======   ========     =======    =======    ========     ========
                         TOTAL
                       ----------
 Net assets
 available (deficit)
 for Plan benefits,
 December 31, 1994..   $1,824,488
                       ----------
 Employee contribu-
 tions..............       85,869
 Employing company
 contributions and
 allocations........       49,730
 Transfer of ESOP
 Shares and
 participants'
 balances--net......        5,071
                       ----------
    Total alloca-
    tions, contribu-
    tions and trans-
    fers............      140,670
 Allocated share of
 Master Trust net
 investment activi-
 ties (Note 4)......      600,602
                       ----------
    Net additions...      741,272
                       ----------
 Less: Distributions
 to participants....      182,695
    Interest ex-
    pense...........       25,983
    Amortization of
    capitalized ESOP
    expenses........          158
    Administrative
    expenses........        2,006
                       ----------
    Total deduc-
    tions...........      210,842
                       ----------
 Net assets
 available for Plan
 benefits, December
 31, 1995 (Note 3)..   $2,354,918
                       ==========

                      See notes to financial statements.

               BELL ATLANTIC SAVINGS PLAN FOR SALARIED EMPLOYEES

        STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                     FOR THE YEAR ENDED DECEMBER 31, 1994*

                            (DOLLARS IN THOUSANDS)

                                                                                                    NON-PARTICIPANT
                                               PARTICIPANT DIRECTED                                     DIRECTED
                      --------------------------------------------------------------------------  ---------------------
                        BELL                           U.S. BOND   U.S.    INTERNATIONAL            BELL       ESOP
                      ATLANTIC   GOVERNMENT  INTEREST   MARKET    EQUITY      EQUITY              ATLANTIC  UNALLOCATED
                       SHARES   MONEY MARKET  INCOME     INDEX    INDEX        INDEX      LOAN     SHARES     SHARES
                        FUND        FUND       FUND      FUND      FUND        FUND       FUND      FUND       FUND
                      --------  ------------ --------  --------- --------  ------------- -------  --------  -----------
 Net assets
 available for Plan
 benefits, December
 31, 1993...........  $743,184    $88,927    $529,962   $37,600  $226,273     $37,093    $46,171  $228,746   $ 30,061
                      --------    -------    --------   -------  --------     -------    -------  --------   --------
 Employee
 contributions......    38,202      4,294      24,551     2,843    17,119       5,847        --        --         --
 Employing company
 contributions and
 allocations........     1,397        --          --        --        --          --         --      1,347     46,068
 Transfer of ESOP
 Shares and
 participants'
 balances--net......    (5,582)    (1,765)     (1,764)   (5,066)   (2,066)     14,311       (157)   34,869    (35,582)
                      --------    -------    --------   -------  --------     -------    -------  --------   --------
    Total
    allocations,
    contributions
    and transfers...    34,017      2,529      22,787    (2,223)   15,053      20,158       (157)   36,216     10,486
 Allocated share of
 Master Trust net
 investment
 activities (Note
 4).................   (75,428)     3,670      33,650    (1,107)      779       3,011      3,466   (29,041)   (56,020)
                      --------    -------    --------   -------  --------     -------    -------  --------   --------
    Net additions...   (41,411)     6,199      56,437    (3,330)   15,832      23,169      3,309     7,175    (45,534)
                      --------    -------    --------   -------  --------     -------    -------  --------   --------
 Less: Distributions
 to  participants...    44,607      6,986      41,234     2,020    17,528       3,917      2,110    15,439        --
    Interest
    expense.........       --         --          --        --        --          --         --        --      29,531
    Amortization of
    capitalized ESOP
    expenses........       --         --          --        --        --          --         --        --         158
    Administrative
    expenses........       574        122         531        44       238          57        --        177        102
                      --------    -------    --------   -------  --------     -------    -------  --------   --------
    Total
    deductions......    45,181      7,108      41,765     2,064    17,766       3,974      2,110    15,616     29,791
                      --------    -------    --------   -------  --------     -------    -------  --------   --------
 Net assets
 available (deficit)
 for Plan benefits,
 December 31, 1994
 (Note 3)...........  $656,592    $88,018    $544,634   $32,206  $224,339     $56,288    $47,370  $220,305   $(45,264)
                      ========    =======    ========   =======  ========     =======    =======  ========   ========
                        TOTAL
                      -----------
 Net assets
 available for Plan
 benefits, December
 31, 1993...........  $1,968,017
                      -----------
 Employee
 contributions......      92,856
 Employing company
 contributions and
 allocations........      48,812
 Transfer of ESOP
 Shares and
 participants'
 balances--net......      (2,802)
                      -----------
    Total
    allocations,
    contributions
    and transfers...     138,866
 Allocated share of
 Master Trust net
 investment
 activities (Note
 4).................    (117,020)
                      -----------
    Net additions...      21,846
                      -----------
 Less: Distributions
 to  participants...     133,841
    Interest
    expense.........      29,531
    Amortization of
    capitalized ESOP
    expenses........         158
    Administrative
    expenses........       1,845
                      -----------
    Total
    deductions......     165,375
                      -----------
 Net assets
 available (deficit)
 for Plan benefits,
 December 31, 1994
 (Note 3)...........  $1,824,488
                      ===========

* Certain amounts have been reclassified for comparative purposes.

                      See notes to financial statements.

               BELL ATLANTIC SAVINGS PLAN FOR SALARIED EMPLOYEES

                         NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF PLAN

  The following description of the Bell Atlantic Savings Plan for Salaried Employees (the "Plan" or "BASP") provides only general information on the Plan's provisions as of December 31, 1995. Participants should refer to the Benefits Handbook, Plan document and prospectus for a more complete description of the Plan's provisions.

  The Plan is a defined contribution plan covering all regular salaried employees of Bell Atlantic Corporation ("Bell Atlantic") and its participating subsidiaries. Employees are immediately eligible to make tax-deferred or after-tax contributions to the Plan at date of hire. Employees become eligible for employer matching contributions upon completion of one year of service. The Plan includes an employee stock ownership plan ("ESOP") which obtained loans to purchase Bell Atlantic shares that are being allocated to participant accounts in the form of employer matching contributions based upon the loan repayment schedule. Depending on the value of Bell Atlantic shares from time to time, the ESOP may fund more or less than all of the required employer matching contributions in a given calendar year. In the event of a shortfall, Bell Atlantic and its participating subsidiaries make additional employer matching contributions to the Plan. Any surplus is allocated in equal amounts to the Plan accounts of participants who, as of the last day of the year, are active employees of Bell Atlantic and its participating subsidiaries, and have account balances under the Plan. In 1995 and 1994, Bell Atlantic and its participating subsidiaries made additional contributions of $1,325,000 and $6,594,000 respectively.

  Eligible employees may authorize basic contributions of 1% to 6% of salary and supplementary contributions up to an additional 10% of salary. Bell Atlantic makes employer matching contributions in an amount generally equal to 83 1/3% of basic contributions. Certain participating subsidiaries make employer matching contributions ranging from 50% to 83 1/3% of basic contributions. Participants may invest their contributions in a Bell Atlantic Shares Fund, a U.S. Equity Index Fund ("USEF"), an International Equity Index Fund ("INTF"), a U.S. Bond Market Index Fund ("BNDF"), an Interest Income Fund ("IIF"), or a Government Money Market Fund ("GMMF"). Employer matching contributions are invested only in the Bell Atlantic Shares Fund until employees reach age 55 and one year of service.

  The Plan provides for 100% vesting of employer matching contributions upon attaining three years of service. A terminated employee's unvested employer matching contributions are forfeited and offset against the participating companies' obligation to make subsequent contributions to the Plan. Forfeitures were $187,702 and $197,300 in 1995 and 1994, respectively.

  The assets of the Plan are commingled for investment purposes in the Bell Atlantic Master Savings Trust (the "Master Trust") with the assets of the Bell Atlantic Savings and Security Plan (Non-Salaried Employees) ("BASSP").

  The Plan includes an employee loan provision authorizing participants to borrow an amount from their vested account balances in the Plan. Loans are generally repaid by payroll deductions. The period of repayment for loans generally will not be less than one year nor more than fifteen years. Each loan will bear interest at a rate established by the Treasurer of Bell Atlantic based upon market interest rates as set forth in the Plan.

  Certain administrative expenses of the Plan and Master Trust are charged to the Plan and are therefore reflected in the earnings of the investment fund to which the expenses relate. Expenses of the Plan and Master Trust attributable to the operations of the ESOP are charged against the ESOP unallocated shares account, which has no affect on the earnings in participants' accounts.

  Although it has not expressed any intent to do so, Bell Atlantic has the right under the Plan to discontinue all employer matching contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of plan termination, participants will become 100% vested in their accounts.

2. ACCOUNTING POLICIES

  The values of Master Trust investments are determined as follows: Bell Atlantic shares and other equity securities traded on a national stock exchange are valued on the basis of the last published sales prices per share on December 31 as reported on the composite tape or, if no sales were made on that date, at the last published sales prices on the next preceding day on which sales were made; U.S. Government and other fixed income securities are valued by the Master Trust's trustee at fair value based on current market yields for investments with similar characteristics such as maturity, coupon, and quality as determined by an independent source; securities traded in the over-the-counter market and listed securities for which no sales were reported on the valuation date, are valued at the reported bid price; units in the USEF, the INTF, and the BNDF are valued on the basis of net asset values provided by the investment managers pursuant to contractually specified methodologies which are similar to the aforementioned procedures for equity and fixed income investments; and temporary cash investments are valued at cost which approximates fair value. The contracts with the insurance companies and commercial banks included in the IIF are valued at contract value which approximates fair value.

  Purchases and sales of securities are reflected as of the trade date. Dividend income is recorded on the ex-dividend date. Interest earned on investments is recorded on the accrual basis.

  The Plan presents in the Statement of Changes in Net Assets Available for Plan Benefits its allocated share of Master Trust investment activities which includes net appreciation (depreciation) in the fair value of its investments. Net appreciation (depreciation) in the fair value of investments consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments.

  Prepaid expenses incurred in connection with the formation of the ESOP are being amortized over 10 years on a straight-line basis. These expenses include debt placement costs and legal fees associated with the placement of the ESOP debt.

  The Plan participates in certain commingled investment funds. The funds' managers utilize futures and foreign currency forward contracts to minimize transaction costs and the effect of cash flows (such as contributions, transfers, and distributions) on the funds' investment performance. Futures contracts are fully collateralized and are marked to market daily. Foreign currency forward contracts are matched with the settlement of purchases and sales of foreign securities and are also marked to market daily.

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

3. EMPLOYEE INTEREST IN THE PLAN

  The interest of an employee in each type of investment of the Plan is represented by units as described in the Plan document. The number of employees participating in each investment option, the number of units and the values per unit at December 31 were as follows:

                                       1995                              1994
                         --------------------------------- ---------------------------------
                           NUMBER OF     NUMBER     VALUE    NUMBER OF     NUMBER     VALUE
                           EMPLOYEES       OF        PER     EMPLOYEES       OF        PER
                         PARTICIPATING    UNITS     UNIT   PARTICIPATING    UNITS     UNIT
                         ------------- ----------- ------- ------------- ----------- -------
Bell Atlantic Shares
 Fund...................    20,688     210,833,899 $5.3610    23,719     218,636,954 $3.9820
Government Money Market
 Fund...................     6,016       9,769,403  8.8173     6,977      10,533,509  8.3178
Interest Income Fund....    14,990     118,499,075  4.6165    17,083     124,761,215  4.3437
U.S. Bond Market Index
 Fund...................     3,513      31,722,995  1.3454     3,433      28,062,315  1.1382
U.S. Equity Index Fund..    11,153      24,644,414 12.9665    11,790      23,490,913  9.5057
International Equity
 Index Fund.............     4,785      40,085,108  1.4950     5,095      41,224,009  1.3504
Loan Fund...............     4,862             --      --      5,635             --      --

  At December 31, 1995, 14,206 participants were actively contributing to the Plan; 8,542 participants were not actively contributing to the Plan. The total number of participants in the Plan was less than the sum of the number of participants shown in the schedule above because many participants were invested in more than one fund.

4. INTEREST IN BELL ATLANTIC MASTER SAVINGS TRUST

 BASP'S SHARE OF MASTER TRUST NET ASSETS.

  The Plan's allocated share of the Master Trust's net assets is based upon the total of each individual Plan participant's share of the Master Trust. The allocated share of the net assets of each fund in the Master Trust at December 31 was as follows:

                                                                   1995   1994
                                                                   -----  -----
     Bell Atlantic Shares Fund (for the BASP)..................... 100.0% 100.0%
     Bell Atlantic Shares Fund (for the BASSP)....................   --     --
     Government Money Market Fund.................................  92.2%  93.2%
     Interest Income Fund (for the BASP).......................... 100.0% 100.0%
     Interest Income Fund (for the BASSP).........................   --     --
     U.S. Bond Market Index Fund..................................  86.4%  87.2%
     U.S. Equity Index Fund.......................................  92.1%  94.0%
     International Equity Index Fund..............................  86.4%  88.9%
     Loan Fund (for the BASP)..................................... 100.0% 100.0%
     Loan Fund (for the BASSP)....................................   --     --
     ESOP Unallocated Shares Fund (for the BASP).................. 100.0% 100.0%
     ESOP Unallocated Shares Fund (for the BASSP).................   --     --

  At December 31, the financial position of the Master Trust was as follows:

                                                           1995        1994
                                                        ----------- -----------
                                                        (DOLLARS IN THOUSANDS)
ASSETS:
 Investments at fair value:
   Bell Atlantic Shares Fund--BASP:
    Bell Atlantic Corporation common shares............ $ 1,137,316 $   860,361
    Temporary cash investments.........................      20,610      12,656
   Bell Atlantic Shares Fund--BASSP:
    Bell Atlantic Corporation common shares............   1,027,268     710,249
    Temporary cash investments.........................      16,054      26,074
   Government Money Market Fund:
    Temporary cash investments.........................      97,702      96,256
   Interest Income Fund--BASP:
    Contracts with insurance companies and commercial
     banks.............................................     491,715     540,659
    Temporary cash investments.........................      80,448       3,105
   Interest Income Fund--BASSP:
    Contracts with insurance companies and commercial
     banks.............................................     253,352     269,687
    Temporary cash investments.........................      39,980         476
   U.S. Bond Market Index Fund:
    Fund shares........................................      48,356      38,440
    Temporary cash investments.........................       2,164          68
   U.S. Equity Index Fund:
    Fund shares........................................     341,186     239,178
    Temporary cash investments.........................      17,040         917
   International Equity Index Fund:
    Fund shares........................................      70,788      62,152
    Temporary cash investments.........................       1,334         811
   Loan Fund--BASP:
    Loans receivable from participants.................      45,179      47,690
   Loan Fund--BASSP:
    Loans receivable from participants.................      33,634      30,420
   ESOP Unallocated Shares Fund--BASP:
    Bell Atlantic Corporation common shares............     347,845     305,841
    Temporary cash investments.........................      13,605      13,680
   ESOP Unallocated Shares Fund--BASSP:
    Bell Atlantic Corporation common shares............     215,532     191,615
    Temporary cash investments.........................       6,652       8,635
                                                        ----------- -----------
      Total investments................................   4,307,760   3,458,970
   Receivables:
    Dividends and interest income......................      14,086       4,476
    Receivables for investments sold...................       1,693       7,113
                                                        ----------- -----------
      Total assets.....................................   4,323,539   3,470,559
LIABILITIES:
   Payable for investments purchased...................       7,255      23,404
                                                        ----------- -----------
      Net investments..................................   4,316,284   3,447,155
                                                        =========== ===========
 Investments at cost: .................................  $3,210,823  $3,125,178
                                                        =========== ===========

See Schedule I, Bell Atlantic Master Savings Trust Schedule of Investments.

  The BASP's principal financial instrument subject to credit risk is the investment in the Master Trust. The Master Trust consists of separate investment funds, as defined by the Plan, with different investment objectives. The degree and concentration of credit risk varies by fund depending upon the type and diversity of investments. The schedule of investments depicts the types of investments and their proportionate share of each investment fund.

 BASP'S SHARE OF MASTER TRUST INVESTMENT ACTIVITIES.

  The Plan's allocated share of Master Trust investment activities is based upon the total of each individual Plan participant's share of the Master Trust investment activities during the years ended December 31, 1995 and 1994.

  The Master Trust's investment activities for the years ended December 31 were as follows:

                                                           1995        1994
                                                        ----------- -----------
                                                        (DOLLARS IN THOUSANDS)
     Investment Activities:
       Dividends on Bell Atlantic Corporation common
        shares:
        Non-ESOP shares................................ $    91,447 $   84,295
        ESOP shares....................................      25,979     29,825
       Other dividends.................................       7,498      7,138
       Interest Income Fund (BASP) income..............      34,804     33,650
       Interest Income Fund (BASSP) income.............      17,306     15,554
       Other interest..................................      15,489     13,597
       Net appreciation (depreciation) in value of
        investments....................................     808,956   (405,143)
                                                        ----------- ----------
           Net investment activities................... $ 1,001,479  $(221,084)
                                                        =========== ==========
     Allocated share of net investment activities:
       BASP............................................ $   600,602  $(117,020)
       BASSP...........................................     400,877   (104,064)

  The value per share of Bell Atlantic common stock increased from $49.75 at December 31, 1994 to $66.88 at December 31, 1995. This represents a 34.42% increase in the value per share. At December 31, 1995, approximately 43% of BASP assets and 63% of BASSP assets were invested in the Bell Atlantic Shares Funds. Between January 1 and April 19, 1996, Bell Atlantic common stock closing prices have ranged from $59.50 to $74.38 per share.

5. LEVERAGED ESOP NOTES PAYABLE

  The Leveraged ESOP notes payable bear an 8.17% interest rate subject to adjustment (maximum 10.25% and minimum 6.77%) due to changes in the Federal income tax rate or changes in the Federal law regarding the alternative minimum tax. Interest and principal payments are guaranteed by Bell Atlantic and are due on January 1 and July 1 of each year; principal payments began July 1, 1990.

  The outstanding principal is payable in amounts ranging from 8.9% to 16.3% of the original amount ($485.7 million) from 1996 to 2000, respectively. The final payment will be made on January 1, 2000. The principal amounts under the notes are due as follows (in thousands):

           1996..................................... $ 52,630
           1997.....................................   60,808
           1998.....................................   69,771
           1999.....................................   79,594
           2000.....................................   43,277
                                                     --------
                                                     $306,080
                                                     ========

  The fair value of the Leveraged ESOP notes payable is based on quoted market prices for the same or similar instruments. As of December 31, 1995, the carrying amount and the estimated fair value of the notes payable were:

                                                          CARRYING      FAIR
                                                           AMOUNT       VALUE
                                                         -----------------------
                                                         (DOLLARS IN THOUSANDS)
     BASP...............................................    $306,080    $328,271
     BASSP..............................................     191,765     205,667
                                                         ----------- -----------
                                                            $497,845    $533,938
                                                         =========== ===========

6. TAX DETERMINATION

  On November 30, 1995, the Internal Revenue Service issued a ruling that the Plan meets the requirements of Section 401(a) of the Internal Revenue Code of 1986 (the "Code") and is exempt from Federal income taxes under Section 501(a) of the Code and that the ESOP portion of the Plan qualifies as an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code. The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the Code.

7. RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

  The following is a reconciliation of net assets available for plan benefits per the financial statements to the Form 5500:

                                                                1995
                                                     --------------------------
                                                     (DOLLARS IN THOUSANDS)
     Net assets available for benefits per the
      financial
      statements....................................       $2,354,918
     Amounts allocated to withdrawing participants..           83,460
                                                           ----------
     Net assets available for benefits per the Form
      5500..........................................       $2,271,458
                                                           ==========

  The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500:

                                                                 1995
                                                      --------------------------
                                                      (DOLLARS IN THOUSANDS)
     Benefits paid to participants per the financial
      statements....................................         $182,695
     Add: Amounts allocated to withdrawing
      participants at December 31, 1995.............           83,460
     Less: Amounts allocated to withdrawing
      participants at December 31, 1994.............           12,030
                                                             --------
     Benefits paid to participants per the Form
      5500..........................................         $254,125
                                                             ========

  Amounts allocated to withdrawing participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to December 31 but not yet paid as of that date.

                                   SIGNATURE

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE BELL ATLANTIC CORPORATE EMPLOYEES' BENEFITS COMMITTEE HAS DULY CAUSED THIS ANNUAL REPORT TO BE SIGNED BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

                                          Bell Atlantic Savings Plan For
                                           Salaried Employees

Date: April 29, 1996

                                                     /s/ Ellen C. Wolf
                                          By__________________________________
                                                       ELLEN C. WOLF
                                               (Member of the Bell Atlantic
                                               Corporate Employees' Benefits
                                                        Committee)

                                                                      SCHEDULE I
                       BELL ATLANTIC MASTER SAVINGS TRUST
                            SCHEDULE OF INVESTMENTS
                             (DOLLARS IN THOUSANDS)

                                                     DECEMBER 31, 1995
                                              ------------------------------------
                                               NUMBER OF
                                               SHARES OR
                                               PRINCIPAL                   FAIR
      NAME OF ISSUER AND TITLE OF ISSUE         AMOUNT           COST     VALUE
      ---------------------------------       -----------      -------- ----------
  BELL ATLANTIC SHARES FUND--BELL ATLANTIC SAVINGS PLAN FOR SALARIED EMPLOYEES
*Bell Atlantic Corporation Common Shares--
 98.2%.......................................  17,006,600 shs. $709,450 $1,137,316
Temporary Cash Investments--1.8%............. $    20,610        20,610     20,610
                                                               -------- ----------
      Total..................................                   730,060  1,157,926
                                                               -------- ----------
       BELL ATLANTIC SHARES FUND--BELL ATLANTIC SAVINGS AND SECURITY PLAN
*Bell Atlantic Corporation Common Shares--
 98.5%.......................................  15,361,011 shs.  638,993  1,027,268
Temporary Cash Investments--1.5%............. $    16,054        16,054     16,054
                                                               -------- ----------
      Total..................................                   655,047  1,043,322
                                                               -------- ----------
                          GOVERNMENT MONEY MARKET FUND
Temporary Cash Investments--100.0%
  BT Pyramid Government Securities Cash Fund.      97,702        97,702     97,702
                                                               -------- ----------
      Total..................................                    97,702     97,702
                                                               -------- ----------
    INTEREST INCOME FUND--BELL ATLANTIC SAVINGS PLAN FOR SALARIED EMPLOYEES
+Contracts with Insurance Companies and
 Commercial Banks--85.9%.....................
  American Int'l Life Assurance, 5.41%
   Maturing 6/28/96..........................       5,428         5,428      5,428
  American Int'l Life Assurance, 7.02%
   Maturing 10/1/99..........................       6,480         6,480      6,480
  American Int'l Life Assurance, 5.25%
   Maturing 4/1/98...........................       9,669         9,669      9,669
  American Int'l Life Assurance, 7.17%
   Maturing 1/4/2000.........................      18,841        18,841     18,841
  Continental Assurance, 8.75% Maturing
   4/1/96....................................      12,078        12,078     12,078
  Hartford Life Ins. Co., 6.78% Maturing
   7/1/97....................................       8,458         8,458      8,458
  John Hancock Mutual Life Ins. Co., 5.45%
   Maturing 4/1/96...........................      18,173        18,173     18,173
  John Hancock Mutual Life Ins. Co., 5.85%
   Maturing 6/30/98..........................      20,077        20,077     20,077
  John Hancock Mutual Life Ins. Co., 6.60%
   Maturing 10/1/99..........................      10,536        10,536     10,536
  ITT Hartford Life Ins. Co., 8.04% Maturing
   1/1/99....................................      23,642        23,642     23,642
  Metropolitan Life Ins. Co., 5.58% Maturing
   1/1/98....................................      13,209        13,209     13,209
  Metropolitan Life Ins. Co., 6.47% Maturing
   4/1/98....................................      36,674        36,674     36,674
  Metropolitan Life Ins. Co., 5.08% Maturing
   1/1/97....................................      22,078        22,078     22,078
  #MBL Life Assurance Corp., 3.5% to 5.0%
   Maturing 12/31/2004.......................       7,296         7,296      7,296
  New York Life 7.00% Maturing 7/1/99........      34,723        34,723     34,723
  New York Life 5.93% Maturing 3/31/98.......       4,528         4,528      4,528
  New York Life, 5.18% Maturing 7/1/98.......      20,541        20,541     20,541
  New York Life, 7.20% Maturing 1/1/2000.....      20,930        20,930     20,930
  New York Life, 7.98% Maturing 4/3/2000.....      19,238        19,238     19,238
  New York Life, Money Market Account........       5,658         5,658      5,658
  Principal Mutual Life Ins. Co., 5.10%
   Maturing 1/2/97...........................      13,049        13,049     13,049
  Principal Mutual Life Ins. Co., 5.90%
   Maturing 10/1/97..........................      27,391        27,391     27,391
  Principal Mutual Life Ins. Co., 7.84%
   Maturing 3/31/96..........................       7,358         7,358      7,358
  Principal Mutual Life Ins. Co., 7.38%
   Maturing 1/1/2000.........................       9,557         9,557      9,557
  Principal Mutual Life Ins. Co., 6.00%
   Maturing 7/1/98...........................      18,499        18,499     18,499
  Provident Nat'l Assurance, 5.12% Maturing
   1/2/97....................................      26,175        26,175     26,175

                                                                      SCHEDULE I

                                                            DECEMBER 31, 1995
                                                       ---------------------------
                                                       NUMBER OF
                                                       SHARES OR
                                                       PRINCIPAL            FAIR
          NAME OF ISSUER AND TITLE OF ISSUE             AMOUNT     COST    VALUE
          ---------------------------------            --------- -------- --------
   INTEREST INCOME FUND--BELL ATLANTIC SAVINGS PLAN FOR SALARIED EMPLOYEES--
                                  (CONTINUED):
  Provident Nat'l Assurance, 4.59% Maturing 4/1/97....  $24,921  $ 24,921 $ 24,921
  The Prudential Ins. Co. of America, 9.06% Maturing
   4/1/96.............................................    9,939     9,939    9,939
  The Prudential Ins. Co. of America, 8.08% Maturing
   4/1/97.............................................   12,556    12,556   12,556
  The Prudential Ins. Co. of America, 5.91% Maturing
   7/1/98.............................................   14,721    14,721   14,721
  The Prudential Ins. Co. of America, 5.04% Maturing
   1/1/98.............................................    9,292     9,292    9,292
                                                                 -------- --------
                                                                  491,715  491,715
                                                                 -------- --------
  Temporary Cash Investments--14.1%
   BT Pyramid Government Securities Cash Fund.........   80,448    80,448   80,448
                                                                 -------- --------
      Total...........................................            572,163  572,163
                                                                 -------- --------

         INTEREST INCOME FUND--BELL ATLANTIC SAVINGS AND SECURITY PLAN

+Contracts with Insurance Companies and Commercial Banks--86.4%
  American Int'l Life Assurance, 5.11% Maturing
   7/1/98.............................................    5,687     5,687    5,687
  American Int'l Life Assurance, 7.17%, Maturing
   1/4/2000...........................................    9,591     9,591    9,591
  American Int'l Life Assurance, 7.02% Maturing
   10/1/99............................................    6,531     6,531    6,531
  American Int'l Life Assurance, 5.25% Maturing
   4/1/98.............................................    4,594     4,594    4,594
  Continental Assurance, 8.75% Maturing 7/1/96........    3,720     3,720    3,720
  Hartford Ins. Co., 7.93%, Maturing 4/1/99...........   23,901    23,901   23,901
  John Hancock Mutual Life Ins. Co., 5.21% Maturing
   4/1/96.............................................    6,602     6,602    6,602
  John Hancock Mutual Life Ins. Co., 5.81% Maturing
   6/30/98............................................    9,708     9,708    9,708
  John Hancock Mutual Life Ins. Co., 6.57% Maturing
   10/1/99............................................    7,242     7,242    7,242
  Metropolitan Life Ins. Co., 6.47% Maturing 4/1/98...   15,299    15,299   15,299
  Metropolitan Life Ins. Co., 5.04% Maturing 1/1/97...   11,554    11,554   11,554
  Metropolitan Life Ins. Co., 5.20% Maturing 7/1/98...    8,887     8,887    8,887
  New York Life, 7.28% Maturing 1/1/2000..............    6,019     6,019    6,019
  New York Life, 5.88% Maturing 9/30/97...............    8,162     8,162    8,162
  New York Life, 5.35% Maturing 7/1/96................    5,797     5,797    5,797
  New York Life, 5.05% Maturing 4/1/97................    4,848     4,848    4,848
  New York Life, 5.13% Maturing 7/1/98................    5,908     5,908    5,908
  New York Life, 6.75% Maturing 7/1/99................    7,419     7,419    7,419
  New York Life, 7.20% Maturing 10/1/99...............    7,064     7,064    7,064
  New York Life, 5.92% Maturing 1/1/99................    9,379     9,379    9,379
  Principal Mutual Life Ins. Co., 6.00% Maturing
   7/1/98.............................................    5,057     5,057    5,057
  Principal Mutual Life Ins. Co., 7.30% Maturing
   9/30/99............................................    5,502     5,502    5,502
  Principal Mutual Life Ins. Co., 5.90% Maturing
   10/1/97............................................   16,182    16,182   16,182
  Principal Mutual Life Ins. Co., 5.20% Maturing
   4/1/97.............................................    9,631     9,631    9,631
  Principal Mutual Life Ins. Co., 7.84% Maturing
   7/1/96.............................................    1,873     1,873    1,873
  Provident Nat'l Assurance, 4.62% Maturing 7/1/97....   13,376    13,376   13,376
  Provident Nat'l Assurance, 5.10% Maturing 4/1/97....    6,161     6,161    6,161
  The Prudential Ins. Co. of America, 6.78% Maturing
   1/1/99.............................................   11,303    11,303   11,303
  The Prudential Ins. Co. of America, 5.88% Maturing
   7/1/98.............................................    7,610     7,610    7,610
  The Prudential Ins. Co. of America, 8.10% Maturing
   7/1/96.............................................    8,745     8,745    8,745
                                                                 -------- --------
                                                                  253,352  253,352
                                                                 -------- --------
  Temporary Cash Investments--13.6%
   BT Pyramid Government Securities Cash Fund.........   39,980    39,980   39,980
                                                                 -------- --------
      Total...........................................            293,332  293,332
                                                                 -------- --------

                                                                      SCHEDULE I

                                                       DECEMBER 31, 1995
                                                   -------------------------------
                                                   NUMBER OF
                                                   SHARES OR
                                                   PRINCIPAL                FAIR
        NAME OF ISSUER AND TITLE OF ISSUE            AMOUNT         COST    VALUE
        ---------------------------------          ----------      ------- -------
                          U.S. BOND MARKET INDEX FUND
Bond Funds--99.8%
  Wells Fargo--U.S. Debt Index Fund...............  1,880,113 shs. $41,979 $43,134
  Wells Fargo--Daily U.S. Debt Market Fund........    386,205        4,895   5,222
                                                                   ------- -------
                                                                    46,874  48,356
                                                                   ------- -------
Temporary Cash Investments--0.2%
  BT Pyramid Government Securities Cash Fund...... $    2,164        2,164   2,164
                                                                   ------- -------
      Total.......................................                  49,038  50,520
                                                                   ------- -------

                             U.S. EQUITY INDEX FUND
Pooled Common Stock--95.2%
  *Mellon E.B. Russell 1000 Index Fund............    920,566 shs. 206,680 297,110
  Mellon E.B. Russell 2000 Index Fund.............    113,227       23,437  33,834
  E.B. Daily Opening Stock Index Fund.............     67,578        9,719  10,242
                                                                   ------- -------
                                                                   239,836 341,186
                                                                   ------- -------
Temporary Cash Investments--4.8%
  BT Pyramid Government Securities Cash Fund...... $   17,040       17,040  17,040
                                                                   ------- -------
      Total.......................................                 256,876 358,226
                                                                   ------- -------

                        INTERNATIONAL EQUITY INDEX FUND
Pooled Common Stock--98.1%
  Wells Fargo--MSCI Equity Index Fund-HIK.........     27,617 shs.     328     343
  Wells Fargo--Europe Ex UK Equity Index Fund.....    177,885        2,036   2,129
  Wells Fargo--MSCI Equity Index Fund-Japan.......    164,989        1,513   1,600
  Wells Fargo--Pacific Ex Japan Equity Index Fund.     20,570          214     225
  Wells Fargo--EAFE GDP Index Fund A..............  4,815,656       63,743  66,491
                                                                   ------- -------
                                                                    67,834  70,788
                                                                   ------- -------
Temporary Cash Investments--1.9%
  BT Pyramid Government Securities Cash Fund...... $    1,334        1,334   1,334
                                                                   ------- -------
      Total.......................................                  69,168  72,122
                                                                   ------- -------
          LOAN FUND--BELL ATLANTIC SAVINGS PLAN FOR SALARIED EMPLOYEES
Participant Loan Obligations--7.58% to 10%........                  45,179  45,179
                                                                   ------- -------
      Total Loan Fund.............................                  45,179  45,179
                                                                   ------- -------
               LOAN FUND--BELL ATLANTIC SAVINGS AND SECURITY PLAN
Participant Loan Obligations--7.58% to 10%........                  33,634  33,634
                                                                   ------- -------
      Total Loan Fund.............................                  33,634  33,634
                                                                   ------- -------

ESOP UNALLOCATED SHARES FUND--BELL ATLANTIC SAVINGS PLAN FOR SALARIED EMPLOYEES
*Bell Atlantic Corporation Common Shares--96.2%...  5,144,160 shs. 238,773 347,845
Temporary Cash Investments--3.8%.................. $   13,605       13,605  13,605
                                                                   ------- -------
      Total.......................................                 252,378 361,450
                                                                   ------- -------

                                                                     SCHEDULE I

                                                     DECEMBER 31, 1995
                                              ------------------------------------
                                              NUMBER OF
                                              SHARES OR
                                              PRINCIPAL                    FAIR
      NAME OF ISSUER AND TITLE OF ISSUE        AMOUNT           COST      VALUE
      ---------------------------------       ---------      ---------- ----------

     ESOP UNALLOCATED SHARES FUND--BELL ATLANTIC SAVINGS AND SECURITY PLAN
Bell Atlantic Corporation Common Shares--
 97.0%....................................... 3,222,909 shs. $  149,594 $  215,532
Temporary Cash Investments--3.0%............. $   6,652           6,652      6,652
                                                             ---------- ----------
      Total..................................                   156,246    222,184
                                                             ---------- ----------
      Grand Total............................                $3,210,823 $4,307,760
                                                             ---------- ----------

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* Investment represents 5% or more of the net investments of the Master Trust.
+ Under these contracts the respective insurance companies and commercial banks contractually agree to the repayment of principal and the crediting of interest. The composite effective annual interest rate earned on all contracts in 1995, net of third party expenses and after the effect of cash flows, was 6.2% for the BASP and 6.1% for the BASSP. Each quarter a projected annualized interest rate is computed for the BASP and BASSP. The actual yield may vary from the projected interest rate depending upon the rates for new contracts that have been added to the Funds, actual interest earned, payment performance of contract issuers, the timing of cash flows into and out of the Funds, and the timing of the investment of those cash flows.
# MBL Life Assurance Corporation is the successor to Mutual Benefit Life
  Insurance Company which was placed under a rehabilitation plan in 1993. The contract interest rate will vary based upon the performance of the underlying investments.

Percentages represent percentage of total investments of each fund.

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